Exhibit 99

NEWS

ANADARKO ANNOUNCES 2018 SECOND-QUARTER RESULTS
HOUSTON, July 31, 2018 – Anadarko Petroleum Corporation (NYSE: APC) today announced 2018 second‑quarter results, reporting net income attributable to common stockholders of $29 million, or $0.05 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by $249 million, or $0.49 per share (diluted), on an after-tax basis.(1) Net cash provided by operating activities in the second quarter of 2018 was $1.23 billion.

SECOND-QUARTER 2018 HIGHLIGHTS

•	Increased U.S. onshore oil volumes by 47 percent on a divestiture-adjusted basis and improved per-barrel margins by almost 50 percent year-over-year

•
Expanded West Texas infrastructure with the successful startup of the Reeves Regional Oil Treating Facility (ROTF) during the quarter and commissioning of the North Loving ROTF subsequent to quarter end

•
Achieved significant advancements on the Mozambique LNG project, including new heads of agreements and expected cost reductions, with an anticipated Final Investment Decision (FID) during the first half of 2019

•	Completed $3.0 billion of the share-repurchase program

“During the second quarter, we delivered a 54,000 barrel-per-day increase in our U.S. onshore oil volumes over the second quarter of 2017 on a divestiture-adjusted basis, while improving our per-barrel margins(2) to nearly $31.60,” said Al Walker, Anadarko Chairman, President and CEO. “Our project-management and midstream teams have done exceptional work to safely achieve the on-time startup of our initial ROTF in West Texas. This is a major accomplishment as the Reeves ROTF and newly commissioned North Loving ROTF are catalysts for production and cash-flow growth in the second half of this year and beyond. Our Mozambique LNG project has made excellent progress, and we expect a Final Investment Decision in the first half of 2019.
“The strong operational results and actions we have taken to enhance shareholder value reinforces our strategy to deliver capital-efficient growth and generate improved returns. While we have not increased our operated activity level, the current commodity-price environment has resulted in some modest service-cost inflation, as well as an increase in non-operated activity and non-consents, which present very high-

return opportunities for Anadarko,” added Walker. “We have also continued to core up acreage in the Delaware and DJ basins, which has enabled us to drill longer laterals with higher working interest for enhanced returns. Accordingly, we are increasing our anticipated full-year capital-investment expectations by $250 million from previous guidance. The updated guidance excludes approximately $100 million of leasehold acquisitions in an emerging oil play in Wyoming’s Powder River Basin.”

OPERATING HIGHLIGHTS
Anadarko’s second-quarter 2018 sales volumes of oil, natural gas and natural gas liquids (NGLs) totaled 58 million barrels of oil equivalent (BOE), or an average of 637,000 BOE per day, which was at the high end of the company’s second-quarter guidance.
In the Delaware Basin of West Texas, the company’s oil production achieved record levels averaging 62,000 barrels of oil per day (BOPD) for the quarter, representing an 88-percent increase over the second quarter of 2017. The quarter was highlighted by the successful startup of the Reeves ROTF in May, as well as a record number of wells turned to sales. The company also advanced its first full pad development at the Silvertip-A location in Loving County, where it has completed 12 extended-reach lateral wells targeting multiple intervals in the Wolfcamp-A formation. These wells are expected to begin producing in the second half of 2018 and will flow to the recently commissioned North Loving ROTF.
In the DJ Basin of northeast Colorado, Anadarko continues its horizontal drilling campaign featuring natural-gas powered rigs and noise-reduction technology, two enhancements that improve the compatibility of operations with local communities. During the quarter, the DJ Basin averaged net production of 261,000 BOE per day.
In the Deepwater Gulf of Mexico, Anadarko averaged 115,000 BOPD in the second quarter as it leveraged its unmatched infrastructure, including the third successful tieback to the 100-percent-owned Horn Mountain facility. Development drilling is also underway in the North Hadrian field, which will be tied back to Anadarko’s Lucius spar.
Sales volumes from Anadarko’s international operations in Algeria and Ghana averaged 85,000 barrels per day during the second quarter of 2018. The Anadarko-operated Mozambique LNG project continued to make significant progress in the second quarter as the company announced it anticipates being in position to take FID in the first half of 2019 for the Golfinho/Atum development within the Anadarko-operated Offshore Area 1. Additionally, the company and its contractors expect to realize substantial cost savings, with Anadarko now expecting to deliver the first two onshore liquefaction trains with 12.88 million tonnes per annum (MTPA) capacity for less than $600 per tonne.

OPERATIONS REPORT
For additional details on Anadarko’s second-quarter 2018 operations, please refer to the comprehensive Operations Report available at www.anadarko.com.

FINANCIAL HIGHLIGHTS
Anadarko’s second-quarter capital investments, excluding Western Gas Partners, LP (WES), were approximately $1.5 billion, and the company closed the quarter with $2.3 billion of cash on hand. After completing the $3.0 billion share-repurchase program at the end of the second quarter, Anadarko announced a $1.0 billion expansion of the share-repurchase program, as well as a $500 million expansion of its debt-reduction program to be funded by future free cash flow. These expansions raise the aggregate equity and debt-buyback programs to $5.5 billion, with the board authorization for the share repurchases extended through the end of June 2019.

CONFERENCE CALL TOMORROW AT 8 A.M. CDT, 9 A.M. EDT
Anadarko will host an investor conference call on Wednesday, Aug. 1, 2018, at 8 a.m. Central Daylight Time (9 a.m. Eastern Daylight Time) to discuss its second-quarter 2018 financial and operating results. The dial-in number is 877.883.0383 in the U.S. or 412.902.6506 internationally. The confirmation number is 4427245. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast, please visit www.anadarko.com. A replay of the call will be available on the website for approximately 30 days following the conference call.

FINANCIAL DATA
Ten pages of summary financial data follow, including updated financial and production guidance, current hedge positions, and a reconciliation of “divestiture-adjusted” or “same-store” sales.

(1) See the accompanying table for details of certain items affecting comparability.
(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2017, the company had 1.44 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko and APC Flash Feed updates, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to successfully execute upon its capital program; to efficiently identify and deploy capital resources; to meet financial and operating guidance and achieve production and cash-flow growth identified in this news release; to timely complete and commercially operate the projects, infrastructure and drilling prospects identified in this news release; to successfully drill, complete, test, and produce the wells identified in this report; to successfully complete the share-repurchase and debt-reduction programs; and to successfully plan, secure additional government approvals, enter into long-term sales contracts, take FID and the timing thereof, finance, build, achieve expected cost savings, and operate the necessary infrastructure and LNG park in Mozambique. See “Risk Factors” in the company’s 2017 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

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Anadarko Contacts

MEDIA:
John Christiansen, john.christiansen@anadarko.com, 832.636.8736
Stephanie Moreland, stephanie.moreland@anadarko.com, 832.636.2912

INVESTORS:
Robin Fielder, robin.fielder@anadarko.com, 832.636.1462
Kate Sloan, kate.sloan@anadarko.com, 832.636.2562
Andy Taylor, andy.taylor@anadarko.com, 832.636.3089

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures

Below are reconciliations of certain GAAP to non-GAAP financial measures, each as required under Regulation G of the Securities Exchange Act of 1934. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Management uses adjusted net income (loss) to evaluate operating and financial performance and believes the measure is useful to investors because it eliminates the impact of certain noncash and/or other items that management does not consider to be indicative of the Company’s performance from period to period. Management also believes this non-GAAP measure is useful to investors to evaluate and compare the Company’s operating and financial performance across periods, as well as facilitating comparisons to others in the Company’s industry.

	Quarter Ended June 30, 2018
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$29	$0.05
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(267)	(205)	(0.40)
Gains (losses) on divestitures, net	52	39	0.07
Impairments
Producing properties (after noncontrolling interest)	(45)	(35)	(0.07)
Exploration assets	(41)	(31)	(0.06)
Contingency accrual	(13)	(10)	(0.02)
Change in uncertain tax positions		(7)	(0.01)
Certain items affecting comparability	$(314)	(249)	(0.49)
Adjusted net income (loss) (Non-GAAP)		$278	$0.54

*	Includes $32 million related to interest-rate derivatives, $(298) million related to commodity derivatives, and $(1) million related to gathering, processing, and marketing sales.

	Quarter Ended June 30, 2017
	Before	After	Per Share
millions except per-share amounts	Tax	Tax	(diluted)
Net income (loss) attributable to common stockholders (GAAP)		$(415)	$(0.76)
Adjustments for certain items affecting comparability
Total gains (losses) on derivatives, net, less net cash from settlement of commodity derivatives*	$(45)	(29)	(0.05)
Gains (losses) on divestitures, net	205	130	0.24
Impairments
Producing and general properties	(10)	(7)	(0.02)
Exploration assets	(82)	(65)	(0.12)
Restructuring charges	(18)	(11)	(0.02)
Change in uncertain tax positions		(10)	(0.02)
Certain items affecting comparability	$50	8	0.01
Adjusted net income (loss) (Non-GAAP)		$(423)	$(0.77)

*	Includes $(104) million related to interest-rate derivatives and $59 million related to commodity derivatives.

Anadarko Petroleum Corporation
Reconciliation of GAAP to Non-GAAP Measures

Management believes that the presentation of Adjusted EBITDAX (Margin) provides information useful in assessing the Company’s operating and financial performance across periods.

	Three Months Ended June 30,		Six Months Ended June 30,
millions	2018	2017	2018	2017
Net income (loss) attributable to common stockholders (GAAP)	$29	$(415)	$150	$(733)
Interest expense	237	229	465	452
Income tax expense (benefit)	125	(38)	251	59
Depreciation, depletion, and amortization	1,003	1,037	1,993	2,152
Exploration expense	94	532	262	1,616
(Gains) losses on divestitures, net	(52)	(205)	(28)	(1,009)
Impairments	128	10	147	383
Total (gains) losses on derivatives, net, less net cash from settlement of commodity derivatives	267	45	240	(110)
Restructuring charges	—	18	—	17
Consolidated Adjusted EBITDAX (Margin) (Non-GAAP)	$1,831	$1,213	$3,480	$2,827
Total barrels of oil equivalent (BOE)	58	57	116	129
Consolidated Adjusted EBITDAX (Margin) per BOE	$31.57	$21.28	$30.00	$21.91

Management uses net debt to determine the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt in the capitalization ratio is useful to investors in determining the Company’s leverage since the Company could choose to use its cash and cash equivalents to retire debt. In addition, management believes that presenting Anadarko’s net debt excluding WGP is useful because WGP is a separate public company with its own capital structure.

	June 30, 2018
			Anadarko
	Anadarko	WGP*	excluding
millions	Consolidated	Consolidated	WGP
Total debt (GAAP)	$16,293	$4,205	$12,088
Less cash and cash equivalents	2,321	55	2,266
Net debt (Non-GAAP)	$13,972	$4,150	$9,822

			Anadarko
		Anadarko	excluding
millions		Consolidated	WGP
Net debt		$13,972	$9,822
Total equity		11,495	8,902
Adjusted capitalization		$25,467	$18,724

Net debt to adjusted capitalization ratio	55%	52%

*	Western Gas Equity Partners, LP (WGP) is a publicly traded consolidated subsidiary of Anadarko, and Western Gas Partners, LP (WES) is a consolidated subsidiary of WGP.

Anadarko Petroleum Corporation
Cash Flow Information
(Unaudited)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
millions	2018	2017	2018	2017
Cash Flows from Operating Activities
Net income (loss)	$17	$(334)	$191	$(609)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation, depletion, and amortization	1,003	1,037	1,993	2,152
Deferred income taxes	(15)	488	27	(172)
Dry hole expense and impairments of unproved properties	43	454	149	1,466
Impairments	128	10	147	383
(Gains) losses on divestitures, net	(52)	(205)	(28)	(1,009)
Total (gains) losses on derivatives, net	437	32	473	(115)
Operating portion of net cash received (paid) in settlement of derivative instruments	(171)	13	(234)	5
Other	65	76	139	159
Changes in assets and liabilities	(230)	(714)	(202)	(280)
Net Cash Provided by (Used in) Operating Activities	$1,225	$857	$2,655	$1,980
Net Cash Provided by (Used in) Investing Activities	$(1,943)	$(504)	$(3,056)	$1,219
Net Cash Provided by (Used in) Financing Activities	$(319)	$(174)	$(1,826)	$(372)

Capital Expenditures
Exploration and Production and other	$1,257	$955	$2,371	$1,900
WES Midstream	301	151	628	437
Other Midstream*	240	104	503	128
Total	$1,798	$1,210	$3,502	$2,465

*	Excludes WES.

Anadarko Petroleum Corporation
(Unaudited)

	Quarter Ended		Six Months Ended
Summary Financial Information	June 30,		June 30,
millions except per-share amounts	2018	2017	2018	2017
Consolidated Statements of Income
Revenues and Other
Oil sales	$2,265	$1,422	$4,392	$3,085
Natural-gas sales	203	319	450	821
Natural-gas liquids sales	318	214	610	503
Gathering, processing, and marketing sales	382	464	742	908
Gains (losses) on divestitures and other, net	123	297	142	1,166
Total	3,291	2,716	6,336	6,483
Costs and Expenses
Oil and gas operating	275	229	551	485
Oil and gas transportation	209	229	405	478
Exploration	94	532	262	1,616
Gathering, processing, and marketing	252	355	489	705
General and administrative	288	244	566	507
Depreciation, depletion, and amortization	1,003	1,037	1,993	2,152
Production, property, and other taxes	201	135	391	290
Impairments	128	10	147	383
Other operating expense	22	12	162	34
Total	2,472	2,783	4,966	6,650
Operating Income (Loss)	819	(67)	1,370	(167)
Other (Income) Expense
Interest expense	237	229	465	452
(Gains) losses on derivatives, net	436	32	471	(115)
Other (income) expense, net	4	44	(8)	46
Total	677	305	928	383
Income (Loss) Before Income Taxes	142	(372)	442	(550)
Income tax expense (benefit)	125	(38)	251	59
Net Income (Loss)	17	(334)	191	(609)
Net income (loss) attributable to noncontrolling interests	(12)	81	41	124
Net Income (Loss) Attributable to Common Stockholders	$29	$(415)	$150	$(733)
Per Common Share
Net income (loss) attributable to common stockholders—basic	$0.05	$(0.76)	$0.28	$(1.34)
Net income (loss) attributable to common stockholders—diluted	$0.05	$(0.76)	$0.28	$(1.34)
Average Number of Common Shares Outstanding—Basic	504	552	511	552
Average Number of Common Shares Outstanding—Diluted	505	552	512	552

Exploration Expense
Dry hole expense	$2	$367	$55	$843
Impairments of unproved properties	41	87	94	623
Geological and geophysical, exploration overhead, and other expense	51	78	113	150
Total	$94	$532	$262	$1,616

Anadarko Petroleum Corporation
(Unaudited)

	June 30,	December 31,
millions	2018	2017
Condensed Balance Sheets
Cash and cash equivalents	$2,321	$4,553
Accounts receivable, net of allowance	1,909	1,829
Other current assets	402	380
Net properties and equipment	28,502	27,451
Other assets	2,301	2,211
Goodwill and other intangible assets	5,646	5,662
Total Assets	$41,081	$42,086
Short-term debt - Anadarko*	910	142
Short-term debt - WGP/WES	28	—
Other current liabilities	4,489	3,764
Long-term debt - Anadarko*	11,178	12,054
Long-term debt - WGP/WES	4,177	3,493
Deferred income taxes	2,317	2,234
Asset retirement obligations	2,456	2,500
Other long-term liabilities	4,031	4,109
Common stock	57	57
Paid-in capital	12,306	12,000
Retained earnings	1,054	1,109
Treasury stock	(4,105)	(2,132)
Accumulated other comprehensive income (loss)	(410)	(338)
Total stockholders’ equity	8,902	10,696
Noncontrolling interests	2,593	3,094
Total Equity	11,495	13,790
Total Liabilities and Equity	$41,081	$42,086
Capitalization
Total debt	$16,293	$15,689
Total equity	11,495	13,790
Total	$27,788	$29,479

Capitalization Ratios
Total debt	59%	53%
Total equity	41%	47%

*	Excludes WES and WGP

Anadarko Petroleum Corporation
(Unaudited)

Sales Volumes and Prices
	Average Daily Sales Volumes			Sales Volumes			Average Sales Price
	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
	MBbls/d	MMcf/d	MBbls/d	MMBbls	Bcf	MMBbls	Per Bbl	Per Mcf	Per Bbl
Quarter Ended June 30, 2018
United States	284	1,037	95	27	94	8	$66.94	$2.15	$34.66
Algeria	52	—	5	5	—	1	74.73	—	39.34
Other International	28	—	—	2	—	—	71.76	—	—
Total	364	1,037	100	34	94	9	$68.43	$2.15	$34.88

Quarter Ended June 30, 2017
United States	243	1,238	89	22	113	8	$46.68	$2.84	$24.82
Algeria	59	—	5	6	—	—	48.20	—	30.48
Other International	29	—	—	2	—	—	49.44	—	—
Total	331	1,238	94	30	113	8	$47.19	$2.84	$25.14

Six Months Ended June 30, 2018
United States	286	1,044	93	52	189	17	$64.75	$2.38	$33.97
Algeria	54	—	5	10	—	1	70.93	—	40.06
Other International	28	—	—	5	—	—	69.70	—	—
Total	368	1,044	98	67	189	18	$66.03	$2.38	$34.27

Six Months Ended June 30, 2017
United States	256	1,547	100	46	280	18	$48.01	$2.93	$25.79
Algeria	64	—	6	12	—	1	50.89	—	34.36
Other International	29	—	—	5	—	—	51.57	—	—
Total	349	1,547	106	63	280	19	$48.84	$2.93	$26.27

	Average Daily Sales Volumes MBOE/d		Sales Volumes MMBOE

Quarter Ended June 30, 2018	637		58
Quarter Ended June 30, 2017	631		57

Six Months Ended June 30, 2018	640		116
Six Months Ended June 30, 2017	713		129

Sales Revenue and Commodity Derivatives
	Sales			Net Cash Received (Paid) from Settlement of Commodity Derivatives
millions	Oil	Natural Gas	NGLs	Oil	Natural Gas	NGLs
Quarter Ended June 30, 2018
United States	$1,726	$203	$301	$(176)	$6	$—
Algeria	359	—	17	—	—	—
Other International	180	—	—	—	—	—
Total	$2,265	$203	$318	$(176)	$6	$—

Quarter Ended June 30, 2017
United States	$1,032	$319	$200	$14	$(1)	$—
Algeria	260	—	14	—	—	—
Other International	130	—	—	—	—	—
Total	$1,422	$319	$214	$14	$(1)	$—

Six Months Ended June 30, 2018
United States	$3,349	$450	$575	$(243)	$5	$—
Algeria	690	—	35	—	—	—
Other International	353	—	—	—	—	—
Total	$4,392	$450	$610	$(243)	$5	$—

Six Months Ended June 30, 2017
United States	$2,223	$821	$467	$15	$(5)	$(3)
Algeria	594	—	36	—	—	—
Other International	268	—	—	—	—	—
Total	$3,085	$821	$503	$15	$(5)	$(3)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 31, 2018

Note: Guidance excludes sales volumes for Alaska and Ram Powell due to divestiture.

	3rd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	Units			Units

Total Sales Volumes (MMBOE)	60	—	65	240	—	250
Total Sales Volumes (MBOE/d)	652	—	707	658	—	685

Oil (MBbl/d)	374	—	409	377	—	397

United States	275	—	300	288	—	305
Algeria	65	—	71	60	—	62
Ghana	34	—	38	29	—	30

Natural Gas (MMcf/d)

United States	1,020	—	1,110	1,040	—	1,100

Natural Gas Liquids (MBbl/d)

United States	99	—	107	97	—	102
Algeria	5	—	6	5	—	6

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Oil ($/Bbl)	(0.80)	—	3.20	(1.90)	—	2.00

United States	(3.00)	—	1.00	(3.00)	—	1.00
Algeria	3.00	—	7.00	3.00	—	7.00
Ghana	3.00	—	7.00	3.00	—	7.00

Natural Gas ($/Mcf)

United States	(0.75)	—	(0.50)	(0.70)	—	(0.45)

Anadarko Petroleum Corporation
Financial and Operating External Guidance
As of July 31, 2018

Note: Guidance excludes items affecting comparability.

	3rd-Qtr			Full-Year
	Guidance (see Note)			Guidance (see Note)
	$ MM			$ MM
Other Revenues
Marketing and Gathering Margin	145	—	165	600	—	650
Minerals and Other	60	—	80	250	—	270

	$ / BOE			$ / BOE
Costs and Expenses
Oil & Gas Direct Operating	4.50	—	4.75	4.40	—	4.75
Oil & Gas Transportation and Other	3.20	—	3.45	3.20	—	3.55
Depreciation, Depletion, and Amortization	17.50	—	18.00	17.00	—	17.50
Production Taxes (% of Product Revenue)	7.0%	—	8.0%	7.0%	—	7.5%

	$ MM			$ MM

General and Administrative	245	—	265	1,040	—	1,090
Other Operating Expense	35	—	45	110	—	130
Exploration Expense
Non-Cash	—	—	20	75	—	100
Cash	45	—	55	200	—	220
Interest Expense (net)	235	—	245	930	—	960
Other (Income) Expense	(5)	—	5	(20)	—	20

Taxes
Algeria (100% Current)	60%	—	70%	60%	—	70%
Rest of Company (25% Current/75% Deferred for Q3 and 25% Current/75% Deferred for Total Year)	20%	—	30%	20%	—	30%

Noncontrolling Interest	65	—	85	200	—	250

Avg. Shares Outstanding (MM)
Basic	498	—	502	503	—	507
Diluted	499	—	503	503	—	507

Capital Investment (Excluding Western Gas Partners, LP)	$ MM			$ MM*

APC Capital Expenditures	1,050	—	1,250	4,500	—	4,800

* Excludes $100 million Powder River Basin lease acquisition

Anadarko Petroleum Corporation
Commodity Hedge Positions
As of July 31, 2018

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Oil
Two-Way Collars
2018
WTI	108		$50.00	$60.48

Fixed Price - Financial
2018
Brent	84	$61.45

Three-Way Collars
2019
WTI	57	$45.00	$55.00	$70.22
Brent	30	$50.00	$60.00	$78.22
	87

	Volume	Weighted Average Price per MMBtu
	(thousand
	MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2018	250	$2.00	$2.75	$3.54

Fixed Price - Financial
2018	280	$3.02

Interest-Rate Derivatives
As of July 31, 2018

Instrument	Notional Amt.	Reference Period	Mandatory Termination Date	Rate Paid	Rate Received
Swap	$550 Million	Sept. 2016 – 2046	Sept. 2020	6.418%	3M LIBOR
Swap	$250 Million	Sept. 2016 – 2046	Sept. 2022	6.809%	3M LIBOR
Swap	$200 Million	Sept. 2017 – 2047	Sept. 2018	6.049%	3M LIBOR
Swap	$100 Million	Sept. 2017 – 2047	Sept. 2020	6.891%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2021	6.570%	3M LIBOR
Swap	$250 Million	Sept. 2017 – 2047	Sept. 2023	6.761%	3M LIBOR

Anadarko Petroleum Corporation
Reconciliation of Same-Store Sales

Average Daily Sales Volumes
	Quarter Ended June 30, 2018				Quarter Ended June 30, 2017
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	169	969	86	417	115	968	76	352
Gulf of Mexico	114	66	9	134	112	102	9	138
International	80	—	5	85	88	—	5	93
Same-Store Sales	363	1,035	100	636	315	1,070	90	583
Divestitures*	1	2	—	1	16	168	4	48
Total	364	1,037	100	637	331	1,238	94	631

	Six Months Ended June 30, 2018				Six Months Ended June 30, 2017
	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d	Oil MBbls/d	Natural Gas MMcf/d	NGLs MBbls/d	Total MBOE/d
U.S. Onshore	163	968	84	408	115	1,013	80	364
Gulf of Mexico	120	72	9	141	118	114	10	147
International	82	—	5	87	93	—	6	99
Same-Store Sales	365	1,040	98	636	326	1,127	96	610
Divestitures*	3	4	—	4	23	420	10	103
Total	368	1,044	98	640	349	1,547	106	713

*	Includes Ram Powell, Alaska, Eagleford, Marcellus, Eaglebine, Utah CBM, and Moxa.